EXHIBIT 10.1

                                   LAWYERS TITLE CORPORATION
                                   1991 STOCK INCENTIVE PLAN

                          (as amended May 16, 1995 and May 21, 1996)

                                           Article I

                                          DEFINITIONS

        1.01 Affiliate means any "subsidiary" or "parent corporation" (within the meaning of Section 424 of the Code) of the Company.

        1.02 Agreement means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of a Grant or an Award issued to such Participant.

        1.03 Award means an award of Common Stock, Restricted Stock and/or Phantom Stock.

        1.04   Board means the Board of Directors of the Company.

        1.05 Change of Control means and shall be deemed to have taken place if:
(i) any individual, entity or group (within the meaning of Sections 13(d)(3) or 14(d)(2) of the Exchange Act) becomes the beneficial owner of shares of the Company having 20 percent or more of the total number of votes that may be cast for the election of directors of the Company, other than (x) as a result of any acquisition directly from the Company, or (y) as a result of any acquisition by any employee benefit plans (or related trusts) sponsored or maintained by the Company or its Subsidiaries; or (ii) a change in the composition of the Board such that the individuals who, as of the date hereof, constitute the Board (the Board as of the date hereof shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section, that any individual who becomes a member of the Board subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board shall not be so considered as a member of the Incumbent Board.


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        1.06 Change of Control Date is the date on which an event described in
(i) or (ii) of Section 1.05 occurs.

        1.07 Code means the Internal Revenue Code of 1986, and any amendments thereto.

        1.08 Commission means the Securities and Exchange Commission or any successor agency.

        1.09   Committee means the Compensation Committee of the Board.

        1.10   Common Stock means the Common Stock of the Company.

        1.11   Company means Lawyers Title Corporation.

        1.12 Disinterested Person shall have the meaning set forth in Rule 16b-3(c)(2)(i), as promulgated by the Commission under the Exchange Act, or any successor definition adopted by the Commission.

        1.13 Exchange Act means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

        1.14 Fair Market Value means, on any given date, the closing price of a share of Common Stock as reported on the New York Stock Exchange composite tape on such day or, if the Common Stock was not traded on the New York Stock Exchange on such day, then on the next preceding day that the Common Stock was traded on such exchange, all as reported by such source as the Committee may select.

        1.15   Grant means the grant of an Option and/or an SAR.

        1.16 Incentive Stock Option means an Option that is intended to qualify as an "incentive stock option" under Section 422 of the Code.

        1.17 Initial Value means, with respect to an SAR, the Fair Market Value of one share of Common Stock on the date of grant, as set forth in the Agreement.

        1.18 Non-Qualified Stock Option means an option other than an Incentive Stock Option.

        1.19 Option means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement.

        1.20 Option Price means the price per share for Common Stock purchased on the exercise of an Option as provided in Article VI.

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        1.21 Participant means an officer, director or key employee of the
Company or of a Subsidiary who satisfies the requirements of Article IV and is selected by the Committee to receive a Grant or an Award.

        1.22 Phantom Stock means a bookkeeping entry on behalf of a Participant by which his account is credited (but not funded) as though Common Stock had been transferred to such account.

        1.23   Plan means the Lawyers Title Corporation 1991 Stock Incentive
Plan.

        1.24 Restricted Stock means shares of Common Stock awarded to a Participant under Article IX. Shares of Common Stock shall cease to be Restricted Stock when, in accordance with the terms of the applicable Agreement, they become transferable and free of substantial risks of forfeiture.

        1.25 Rule 16b-3 means Rule 16b-3, as promulgated by the Commission in Release No. 34-28869 under Section 16(b) of the Exchange Act, effective May 1, 1991, as amended from time to time.

        1.26 SAR means a stock appreciation right granted pursuant to this Plan that entitles the holder to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the lesser of (a) the excess of the Fair Market Value at the time of exercise over the Initial Value of the SAR or
(b) the Initial Value of the SAR; provided, that any limited stock appreciation right granted by the Committee and exercisable upon a Change of Control shall entitle the holder to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the higher of (x) the highest sales price of a share of Common Stock on NASDAQ during the 60-day period prior to and including the Change of Control Date, or (y) the highest price per share paid in a Change of Control transaction, except that in the case of SARs related to Incentive Stock Options, such price shall be based only on the Fair Market Value of the Common Stock on the date that the Incentive Stock Option is exercised.

        1.27 Securities Broker means the registered securities broker acceptable to the Company who agrees to effect the cashless exercise of an Option pursuant to Section 8.05 hereof.

        1.28 Subsidiary means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations in the chain (other than the last corporation) owns stock possessing at least 50 percent of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                                          Article II

                                           PURPOSES

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        The Plan is intended to assist the Company in recruiting and retaining officers, directors and key employees with ability and initiative by enabling such persons who contribute significantly to the Company or an Affiliate to participate in its future success and to associate their interests with those of the Company and its shareholders. The Plan is intended to permit the award of Common Stock, Restricted Stock, and Phantom Stock, and the issuance of Options qualifying as Incentive Stock Options or Non-Qualified Stock Options as designated by the Committee at time of grant, and SARs. No Option that is intended to be an Incentive Stock Option however, shall be invalid for failure to qualify as an Incentive Stock Option under Section 422 of the Code but shall be treated as a Non-Qualified Stock Option.

                                          Article III

                                        ADMINISTRATION

        The Plan shall be administered by the Committee, which shall be composed of two or more directors each of whom is a Disinterested Person. The Committee shall have authority to issue Grants and Awards upon such terms (not inconsistent with the provisions of this Plan) as the Committee may consider appropriate. The terms of such Grants and Awards may include conditions (in addition to those contained in this Plan) on (i) the exercisability of all or part of an Option or SAR and (ii) the transferability or forfeitability of Restricted Stock or Phantom Stock. In addition, the Committee shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. To fulfill the purposes of the Plan without amending the Plan, the Committee may also modify any Grants or Awards issued to Participants who are nonresident aliens or employed outside of the United States to recognize differences in local law, tax policy or custom.

        The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. Any decision made, or action taken, by the Committee or in connection with the administration of this Plan shall be final and conclusive. All expenses of administering this Plan shall be borne by the Company.

                                          Article IV

                                          ELIGIBILITY

        4.01 General. Any officer, director or employee of the Company or of any Subsidiary (including any corporation that becomes a Subsidiary after the adoption of this Plan) who, in the judgment of the Committee, has contributed significantly or can be expected to contribute significantly to the profits or growth of the Company or a Subsidiary may receive one or more Awards or Grants, or any combination or type thereof. Employee and non-employee directors

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of the Company are eligible to participate in this Plan. A person who is a member of the Committee may not be issued Awards or Grants while he is a member of the Committee.

        4.02 Grants and Awards. The Committee will designate individuals to whom Grants and/or Awards are to be issued and will specify the number of shares of Common Stock subject to each such Grant or Award. An Option may be granted alone or in addition to other Grants and/or Awards under the Plan. The Committee shall have the authority to grant any Participant Incentive Stock Options, Non-Qualified Stock Options or both types of Options (in each case with or without a related SAR); provided, however, that Incentive Stock Options may be granted only to employees of the Company and its subsidiaries (within the meaning of Section 424(f) of the Code). An SAR may be granted with or without a related Option. All Grants or Awards issued under this Plan shall be evidenced by Agreements which shall be subject to applicable provisions of this Plan and to such other provisions as the Committee may determine. No Participant may be granted Options that are Incentive Stock Options, or related SARs (under all Incentive Stock Option Plans of the Company and Affiliates) which are first exercisable in any calendar year for stock having an aggregate Fair Market Value (determined as of the date an Option is granted) exceeding $100,000. Any Grant or Award to a Participant who is subject to Section 16(b) of the Exchange Act shall provide for a six month holding period as provided by Rule 16b-3(c)(1) or 16b-3(e)(4), as applicable.

        4.03 Designation of Option as an Incentive Stock Option or Non-Qualified Stock Option. The Committee will designate at the time an Option is granted whether the Option is to be treated as an Incentive Stock Option or a Non-Qualified Stock Option. In the absence, however, of any such designation, such Option shall be treated as an Incentive Stock Option.

        4.04 Qualification of Incentive Stock Option under Section 422 of the Code. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered nor shall any discretion or authority granted under the Plan be exercised so as to disqualify the Plan under Section 422 of the Code or, without the consent of the optionee affected, to disqualify any Incentive Stock Option under such Section 422.

                                           Article V

                                     STOCK SUBJECT TO PLAN

        5.01 Maximum Number of Shares to be Awarded. Upon the exercise of any Option (or tandem SAR), the award of Common Stock or Restricted Stock, or the payment of an Award of Phantom Stock, the Company may deliver to the Participant authorized but previously unissued shares of Common Stock or previously issued shares of Common Stock reacquired by the Company. The maximum aggregate number of shares of Common Stock available under the Plan for Grants and Awards made prior to January 1, 1996, shall be 615,000. Commencing January 1, 1996, the maximum number of shares of Common Stock available under the Plan for Grants

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and Awards made in each calendar year shall be one and one-half percent ( 1.5%)
of the shares of Common Stock outstanding as of the first business day of each calendar year. The shares of Common Stock available for Grants and Awards under the Plan in 1996 and in each year thereafter shall be increased by the number of shares of Common Stock available for Grants and Awards under the Plan in previous years but not covered by Grants and Awards under the Plan in prior years, plus any shares of Common Stock as to which Grants and Awards under the Plan have terminated or been forfeited. In no event shall more than 500,000 shares of Common Stock be cumulatively available for Grants of Incentive Stock Options under the Plan. Subject to the foregoing limitations, the maximum number of shares of Common Stock available for Grants and Awards under the Plan is subject to adjustment as provided in Article XI. If an Option is terminated, in whole or in part, for any reason other than its exercise, the number of shares of Common Stock allocated to the Option or portion thereof may be reallocated to other Option, SAR, Common Stock, Restricted Stock or Phantom Stock Grants or Awards to be made under this Plan. Any shares of Restricted Stock that are forfeited may be reallocated to other Grants or Awards to be made under this Plan.

        5.02 Independent SARs. Upon the exercise of an SAR granted independently of an Option, the Company may deliver to the Participant authorized but previously unissued Common Stock, cash, or a combination thereof as provided in
Section 8.03. The maximum aggregate number of shares of Common Stock that may be issued pursuant to SARs that are granted independently of Options is subject to the provisions of Section 5.01 hereof. Cash settlements of SARs held by Participants who are subject to Section 16(b) of the Exchange Act shall comply with the "window period" provisions of Rule 16b-3.

                                          Article VI

                                         OPTION PRICE

        The price per share for Common Stock purchased on the exercise of an Option shall be fixed by the Committee on the date of grant; provided, however, that in the case of an Option that is an Incentive Stock Option, the price per share shall not be less than the Fair Market Value on such date.

                                          Article VII

                                      EXERCISE OF OPTIONS

        7.01 Maximum Option or SAR Period. The period in which an Option or SAR may be exercised shall be determined by the Committee on the date of grant; provided, however that an Incentive Stock Option or related SAR shall not be exercisable after the expiration of 10 years from the date the Incentive Stock Option was granted.

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        7.02 Nontransferability. Any Option or SAR granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. In the event of any such transfer, the Option and any related SAR must be transferred to the same person or persons, trust or estate. During the lifetime of the Participant to whom an Incentive Stock Option or related SAR is granted, the Option or SAR may be exercised only by the Participant. No right or interest of a Participant in any Option or SAR shall be liable for, or subject to, any lien, obligation or liability of such Participant.

        7.03 Employee Status. For purposes of determining the applicability of
Section 422 of the Code (relating to incentive stock options), or in the event that the terms of any Grant provide that it may be exercised only during employment or within a specified period of time after termination of employment, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment.

                                         Article VIII

                                      METHOD OF EXERCISE

        8.01 Exercise. Subject to the provisions of Articles VII and XII, an Option or SAR may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine; provided, however, that an SAR that is related to an Option may be exercised only to the extent that the related Option is exercisable and when the Fair Market Value exceeds the Option Price of the related Option. An Option or SAR granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the Option or SAR could be exercised. Such partial exercise of an Option or SAR shall not affect the right to exercise the Option or SAR from time to time in accordance with this Plan with respect to remaining shares subject to the Option or related SAR. The exercise of an Option shall result in the termination of the SAR to the extent of the number of shares with respect to which the Option is exercised.

        8.02 Payment. Unless otherwise provided by the Agreement, payment of the Option Price shall be made in cash. If the Agreement provides, payment of all or part of the Option Price may be made by surrendering shares of Common Stock to the Company, provided the shares surrendered have a Fair Market Value (determined as of the day preceding the date of exercise) that is not less than such price or part thereof. In addition, the Committee may establish such payment or other terms as it may deem to be appropriate and consistent with these purposes.

        8.03 Determination of Payment of Cash and/or Common Stock Upon Exercise of SAR. At the Committee's discretion, the amount payable as a result of the exercise of an SAR may be settled in cash, Common Stock, or a combination of cash and Common Stock. No fractional shares shall be delivered upon the exercise of an SAR but a cash payment will be made

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in lieu thereof. Cash settlements of SARs held by Participants who are subject to Section 16(b) of the Exchange Act shall comply with the "window period" provisions of Rule 16b-3.

        8.04 Shareholder Rights. No participant shall have any rights as a shareholder with respect to shares subject to his Option or SAR until the date he exercises such Option or SAR.

        8.05 Cashless Exercise. To the extent permitted under the applicable laws and regulations, at the request of the Participant and with the consent of the Committee, the Company agrees to cooperate in a "cashless exercise" of the Option. The cashless exercise shall be effected by the Participant delivering to the Securities Broker instructions to exercise all or part of the Option, including instructions to sell a sufficient number of shares of Common Stock to cover the costs and expenses associated therewith. The Committee may permit a Participant to elect to pay any applicable withholding taxes by requesting that the Company withhold the number of shares of Common Stock equivalent at current market value to the withholding taxes due. If the Participant is subject to
Section 16(b) of the Exchange Act, such election shall comply with the "window period" provisions of Rule 16b-3.

        8.06 Cashing Out of Option. The Committee may elect to cash out all or part of the portion of any Option to be exercised by paying the optionee an amount, in cash or Common Stock, equal to the excess of the Fair Market Value of the Common Stock that is the subject of the portion of the Option to be exercised over the option price times the number of shares of Common Stock subject to the portion of the Option to be exercised on the effective date of such cash out. Cash outs relating to options held by Participants who are subject to Section 16(b) of the Exchange Act shall comply with the "window period" provisions of Rule 16b-3.

                                          Article IX

                               COMMON STOCK AND RESTRICTED STOCK

        9.01 Award. In accordance with the provisions of Article IV, the Committee will designate persons to whom an award of Common Stock and/or Restricted Stock is to be made and will specify the number of shares of Common Stock covered by such award or awards.

        9.02 Vesting. In the case of Restricted Stock, on the date of the award, the Committee may prescribe that the Participant's rights in the Restricted Stock shall be forfeitable or otherwise restricted for a period of time set forth in the Agreement and/or until certain financial performance objectives are satisfied as determined by the Committee in its sole discretion. Subject to the provisions of Article XII hereof, the Committee may award Common Stock to a Participant which is not forfeitable and is free of any restrictions on transferability.

        9.03 Shareholder Rights. Prior to their forfeiture in accordance with the terms of the Agreement and while the shares are Restricted Stock, a Participant will have all rights of a shareholder with respect to Restricted Stock, including the right to receive dividends, warrants

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and rights and vote the shares; provided, however, that (i) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of Restricted Stock, (ii) the Company shall retain custody of the certificates evidencing shares of Restricted Stock, and (iii) the Participant will deliver to the Company a stock power, endorsed in blank, with respect to each award of Restricted Stock.

                                           Article X

                                         PHANTOM STOCK

        10.01 Award. Pursuant to this Plan or an agreement establishing additional terms and conditions, the Committee may designate employees to whom awards of Phantom Stock may be made and will specify the number of shares of Common Stock covered by the award.

        10.02 Vesting. The Committee may prescribe such terms and conditions under which a Participant's right to receive payment for Phantom Stock shall become vested.

        10.03 Shareholder Rights. A Participant for whom Phantom Stock has been credited generally shall have none of the rights of a shareholder with respect to such Phantom Stock. However, a plan or agreement for the use of Phantom Stock may provide for the crediting of a Participant's Phantom Stock account with cash or stock dividends declared with respect to Common Stock represented by such Phantom Stock.

        10.04 Payment. At the Committee's discretion, the amount payable to a Participant for Phantom Stock credited to his account shall be made in cash, Common Stock or a combination of both. Cash settlements of Phantom Stock held by Participants who are subject to Section 16(b) of the Exchange Act shall comply with the "window period" provisions of Rule 16b-3.

        10.05 Nontransferability. Any Phantom Stock awarded under this Plan shall be nontransferable except by will or the laws of descent and distribution.

                                          Article XI

                            ADJUSTMENT UPON CHANGE IN COMMON STOCK

        Should the Company effect one or more (x) stock dividends, stock split-ups, subdivisions or consolidations of shares or other similar changes in capitalization; (y) spin-offs, spin-outs, split-ups, split-offs, or other such distribution of assets to shareholders; or (z) direct or indirect assumptions and/or conversions of outstanding Options due to an acquisition of the Company, then the maximum number of shares as to which Grants and Awards may be issued under this Plan shall be proportionately adjusted and their terms shall be adjusted as the Committee shall determine to be equitably required. Any determination made under this Article XI by the Committee shall be final and conclusive.

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        The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to any Grant or Award.

                                          Article XII

                     COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

        No Grant shall be exercisable, no Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable Federal and state laws and regulations (including, without limitation, withholding tax requirements) and the rules of all domestic stock exchanges on which the Company's shares may be listed or NASDAQ. The Company may rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence Common Stock for which a Grant is exercised or an Award is issued may bear such legends and statements as the Committee may deem advisable to assure compliance with Federal and state laws and regulations. No Grant shall be exercisable, no Common Stock shall be issued, no certificate for shares shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.

                                         Article XIII

                                      GENERAL PROVISIONS

        13.01 Effect on Employment. Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof) shall confer upon any employee any right to continue in the employ of the Company or a Subsidiary or in any way affect any right and power of the Company or a Subsidiary to terminate the employment of any employee at any time with or without assigning a reason therefor.

        13.02 Unfunded Plan. The Plan, insofar as it provides for a Grant or an award of Phantom Stock, is not required to be funded, and the Company shall not be required to segregate any assets that may at any time be represented by a Grant or an award of Phantom Stock under this Plan.

        13.03 Change of Control. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change of Control:

        (a) Any outstanding Option, SAR (including any limited SAR) or Phantom Stock which is not presently exercisable and vested as of a Change of Control Date shall become fully

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exercisable and vested to the full extent of the original grant upon such Change of Control Date; provided, however, that if the Participant is subject to
Section 16(b) of the Exchange Act, any SAR or Phantom Stock shall have been outstanding for at least six months prior to the Change of Control Date.

        (b) The restrictions applicable to any outstanding Restricted Stock shall lapse, and such Restricted Stock shall become free of all restrictions and become fully vested, nonforfeitable and transferable to the full extent of the original grant. The Committee may also provide in an Agreement that a Participant may elect, by written notice to the Company within 60 days after a Change of Control Date, to receive, in exchange for shares that were Restricted Stock immediately before the Change of Control Date, a cash payment equal to the Fair Market Value of the shares surrendered on the last business day the Common Stock is traded on NASDAQ prior to receipt by the Company of such written notice; provided, however, that if the Participant is subject to Section 16(b) of the Exchange Act, any such Agreement providing for an election to receive a cash settlement of the Restricted Stock shall be treated as an SAR for purposes of compliance with the holding period and "window period" requirements of Rule 16b-3(e).

        13.04 Rules of Construction. Headings are given to the articles and sections of this Plan for ease of reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

        13.05 Amendment. The Board may amend or terminate this Plan from time to time; provided, however, that no amendment may become effective until shareholder approval is obtained if the amendment (i) materially increases the aggregate number of shares that may be issued pursuant to Options and Common Stock and Restricted Stock awards, (ii) materially increases the benefits to Participants under the Plan, or (iii) materially changes the requirements as to eligibility for participation in the Plan. No amendment shall, without a Participant's consent, adversely affect any rights of such Participant under any Grant or Award outstanding at the time such amendment is made except such an amendment made to cause the Plan or a Grant or Award to qualify for the Rule 16b-3 exemption. No amendment shall be made if it would disqualify the Plan from the exemption provided by Rule 16b-3.

        13.06 Duration of Plan. No Grant or Award may be issued under this Plan before November 1, 1991, or after October 31, 2000. Grants and Awards issued on or after November 1, 1991, but on or before October 31, 2000, shall remain valid in accordance with their terms.

        13.07 Effective Date. This Plan was initially approved by the Board of Directors and shareholders of the Company effective as of October 1, 1991. Amendments to the Plan were approved by the Board of Directors and shareholders of the Company effective as of May 16, 1995, and by the Board of Directors of the Company effective as of May 21, 1996.

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